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                                                                  Exhibit 10(qq)


                               AMENDMENT NO. 1 TO
                              EMPLOYMENT AGREEMENT


            AMENDMENT AGREEMENT made the 1st day of October, 1996 by and among Robert K. Mehlman, D.D.S. (the "Employee") and Valley Forge Dental Associates, Inc., a Delaware corporation (the "Company").


                          W I T N E S S E T H:


            WHEREAS, the Company and the Employee entered into an employment agreement (the "Mehlman Employment Agreement") dated September 19, 1995; and

            WHEREAS, the parties hereto desire to amend the Mehlman Employment Agreement as hereinafter set forth.

            NOW THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

            1. Defined Terms. All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Mehlman Employment Agreement.

            2. Amendment to Mehlman Employment Agreement. Section 3.1 of the Mehlman Employment Agreement is hereby
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amended by deleting the first sentence thereof and substituting therefor the following sentence:

            "During the term of this Agreement, in consideration of the performance by the Employee of the services set forth in Section 2 and the Employee's observance of the other covenants set forth herein, the Company shall pay the Employee, and the Employee shall accept, a salary at the rate of (i) $150,000 per annum during the period from the date hereof through September 30, 1996 and (ii) $120,000 per annum during the period commencing October 1, 1996 through the end of the term hereof, payable in accordance with the standard payroll practices of the Company."

            3.    Miscellaneous.

            (a) The parties hereto further agree that all notices, requests or instructions under this Amendment Agreement or any other agreement made between the parties hereto in connection with the Mehlman Employment Agreement shall be in writing and delivered personally, sent by telecopy or sent by registered or certified mail, postage prepaid, to the addresses set forth in Section XIV(A) of the Purchase Agreement.

            (b) Except as specifically amended herein, the Mehlman Employment Agreement shall remain in full force and effect in accordance with its terms.

            (c) The provisions of this Amendment Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in
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such jurisdiction and shall not in any manner affect such clause or provision in this Amendment Agreement in any jurisdiction.

            (d) This Amendment Agreement shall be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

            (e) This Amendment Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                           *        *        *
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            IN WITNESS WHEREOF, the parties hereto have caused this Amendment
Agreement to be duly executed on the date first above written.




                              VALLEY FORGE DENTAL ASSOCIATES,
                                INC.


                              By /s/ W. Gary Liddick
                                 ______________________________
                                 W. Gary Liddick


                              /S/ Robert K. Mehlman, D.D.S.
                              _________________________________
                                  Robert K. Mehlman, D.D.S.